EXHIBIT 10.17

                             STEINER LEISURE LIMITED

                             SHARE OPTION AGREEMENT


            This Agreement (this "Agreement") is made as of (Date), by and between Steiner Leisure Limited, a Bahamas international business company (the "Company"), and the undersigned employee ("Employee").

            Pursuant to the Steiner Leisure Limited 1996 Share Option and Incentive Plan (the "Plan"), the Company hereby grants to Employee, as of
(Date), options (the "Options") to purchase Number (XXX) of the Company's common shares, par value (U.S.) $.01 per share (the "Shares") upon the following terms and conditions. The Options that become exercisable on the first and second anniversaries of the date hereof shall have an exercise price of U.S.$xx.xxx per share and the Options that become exercisable on the third and fourth anniversaries of the date hereof shall have an exercise price equal to $xx.xxx per share (the "Exercise Price"). Capitalized terms not otherwise defined herein shall have the same meaning as in the Plan. The Options are intended to be incentive stock options under the United States Internal Revenue Code of 1986, as amended (the "Code").

            1. EXERCISE OF OPTIONS. The Options shall become exercisable in equal installments on each of the first four anniversary dates of the date hereof. The Options shall expire on Date.

            2. TRANSFER AND EXERCISE. The Options are not transferable by Employee otherwise than as permitted under Section 422 of the Code or any successor provision thereto. The Options are exercisable by an Employee only while Employee is in active employment with the Company or a Subsidiary or within thirty (30) days after termination of such employment, except (i) during a one-year period after Employee's death, where the Option is exercised by the estate of Employee or by any person who acquired such Option by bequest or inheritance; (ii) during a three-month period commencing on the date of the Employee's termination of employment other than due to death, a Disability or by the Company or a Subsidiary other than for cause; or (iii) during a one-year period commencing on Employee's termination of employment on account of Disability. The Options that are not yet vested and exercisable shall be forfeited upon the termination of employment of Employee (other than as a result of death, Disability, Retirement or a Change in Control) by the Company or any Subsidiary unless such termination is by the Company or a Subsidiary and is in violation of the terms of an employment or similar agreement to which the Employee and the Company and/or, as the case may be, a Subsidiary are parties (a "Violation Termination"). In the event of a Violation Termination, all Options held by the Employee which are not yet vested and exercisable shall become vested and exercisable at the effective time of such Violation Termination.

            3. PROCEDURE FOR EXERCISE. The Options shall be exercisable by written notice in the form attached hereto as Exhibit A (the "Exercise Notice"). Such written notice shall be addressed to the Secretary of the Company, signed by the Employee and delivered pursuant to Section 10, below. Options shall be deemed to be exercised upon delivery to the Company of such written notice, upon which the Company will issue and deliver to Employee the number of Shares as to which the options were exercised. Notwithstanding the foregoing, Options may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or regulation or any requirement of the Nasdaq Stock Market, Inc. or other market or exchange upon which the Shares may then be traded or listed (collectively, the "Rules"). As a condition to the exercise of an Option, the Company may require Employee to make such representations or warranties to the Company as the Company may deem appropriate under the Rules.

            4.    PAYMENT OF EXERCISE PRICE.

            The Exercise Price for the number of Shares for which Options are being exercised shall be paid on, or within ten (10) days after the date of exercise:

                  (i)      in cash (by certified or bank cashier's check);

                  (ii) by tender to the Company of whole Shares then owned by the Employee having a Fair Market Value on the date of exercise at least equal to the Exercise Price;

                  (iii)    a combination of the foregoing; or

                  (iv) on such other terms and conditions as the Compensation Committee of the Company (or, if such committee is not in existence, the Board of Directors of the Company; in either case, hereinafter, the "Committee") may approve.

            5. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. In the event of any change in the outstanding Shares of the Company by reason of any share split, share dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the shareholders, the Committee shall make such equitable adjustments in the number of Shares and prices per Share applicable to the Options as the Committee determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

            6. TAX WITHHOLDING. In order to enable the Company to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of the Options, Employee shall pay the Company the amount of tax to be withheld or may elect to satisfy such obligation by delivering to the Company other Shares owned by Employee prior to exercising the Options or a payment consisting of a combination of cash and such Shares, or by having the Company withhold Shares that otherwise would be delivered to Employee pursuant to the exercise of the Options for which the tax is being withheld. Such an election shall be subject to the following: (i) the election shall be made in such manner as may be prescribed by the Committee and (ii) the election shall be made prior to the date to be used to determine the tax to be withheld and shall be irrevocable. The value of any Share to be delivered or withheld by the Company shall be the Fair Market Value on the date to be used to determine the amount of tax to be withheld.

            7. SHARES SUBJECT TO PLAN. The Shares awarded pursuant to the Plan are subject to all of the terms and conditions of the Plan, the terms of which are hereby expressly incorporated and made a part hereof. Any conflict between this Agreement and the Plan shall be controlled by, and settled in accordance with the terms of the Plan. Employee acknowledges that Employee has received, read and understood the provisions of the Plan and agrees to be bound by its terms and conditions.

            8. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Employee or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and on Employee.

            9. NOT A CONTRACT OF EMPLOYMENT. This Agreement shall not be deemed to constitute an employment contract between the Company and Employee or to be a consideration or an inducement for the employment of Employee.

            10. NOTICES. Any notice required or permitted hereunder shall be given in writing and deemed delivered when (i) personally delivered, (ii) sent by facsimile transmission and a confirmation of the transmission is received by the sender, or (iii) three (3) days after being deposited for delivery with a recognized overnight courier, such as Federal Express, and addressed or sent, as the case may be, to the address or facsimile number set forth below or to such other address or facsimile number as such party may in writing designate.

            11.   FURTHER  INSTRUMENTS.  The   parties  agree  to  execute  such
further instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

            12. ENTIRE AGREEMENT; GOVERNING LAW: SEVERABILITY. The Plan and Exercise Notice are incorporated herein by reference. This Agreement, the Plan and the Exercise Notice (i) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Employee with respect to the subject matter hereof and (ii) shall be interpreted in accordance with, and shall be governed by, the laws of The Bahamas, subject to any applicable United States federal or state securities laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.


EMPLOYEE:                                        STEINER LEISURE LIMITED


---------------     By: Clive E. Warshaw
                                                 Chairman of the Board and
                                                 Chief Executive Officer


ADDRESS AND FACSIMILE NUMBER:           ADDRESS AND FACSIMILE NUMBER:
----------------------------            ----------------------------

                                             c/o CT Maritime Services, L.C.
                                             1007 North America Way,4th Floor
                                             Miami, Florida  33132
                                             Facsimile: (305) 372-9310